Exhibit 99.1

News Release

Investor Contact Chandrika Nigam Chandrika.Nigam@Adtalem.com 312-681-3209 Media Contact Kelly Finelli Kelly.Finelli@Adtalem.com 872-270-0230

Adtalem Global Education Announces Fiscal First Quarter 2023 Results

Continued margin expansion across all segments

CHICAGO – Nov. 3, 2022 – Adtalem Global Education Inc. (NYSE: ATGE), a leading healthcare educator, today reported academic, operating and financial results for its first quarter fiscal 2023 ended Sept. 30, 2022.

“I’m pleased to report another solid quarter, largely in line with expectations. I continue to be impressed by the resilience of our colleagues and their ability to successfully navigate a dynamic environment,” said Steve Beard, president and CEO of Adtalem Global Education. “Over the last year, we embarked on a journey to reposition ourselves as a national leader in post-secondary education and a leading provider of professional talent to the healthcare industry. We have made great strides in this endeavor, which has supported margin expansion from operating leverage, while implementing a thoughtful approach to capital allocation.”

Beard continued, “Looking ahead to the balance of fiscal 2023, we remain cautiously optimistic that the demand environment will improve in the latter half of the year, allowing us to benefit from our new, more efficient operating model along with strategic investments made across a full range of enrollment and student support activities. We remain uniquely positioned through our high-quality institutions to produce highly trained, practice-ready healthcare professionals while driving superior student outcomes.”

Financial Highlights

Selected financial data for the three months ended Sept. 30, 2022:

●	Revenue of $354.6 million increased 22.7% compared with the prior year due to the timing of the acquisition of Walden
●	Diluted earnings per share increased to $0.05 from a loss of $1.17 in the prior year; adjusted earnings per share, increased to $0.88 or by 151.4%, compared with $0.35 in the prior year
●
Operating income was $23.1 million, compared with an operating loss of $22.1 million in the prior year; adjusted operating income was $65.1 million, an increase of 78.7% compared with the prior year. Operating margin was 6.5% and adjusted operating margin increased to 18.4% from 12.6% driven by integration and cost reduction efforts

●	Net income was $2.2 million, compared with a loss of $58.0 million in the prior year; adjusted net income was $41.0 million, an increase of 133.1% compared with the prior year
●	Adjusted EBITDA was $82.1 million, an increase of 62.6% compared with the prior year. Adjusted EBITDA margins increased to 23.1% from 17.5%
●	Gross debt was reduced by $101 million, representing a decrease of 11.7% in the first quarter

Business Highlights

●
American University of the Caribbean School of Medicine and Ross University School of Medicine established a partnership with Southern California University of Health Services to expand pathways to medicine for aspiring physicians

●
Ross University School of Medicine entered into a collaboration with Bethune-Cookman University, a historically Black university, to create pathways for aspiring medical students, many of whom identify as a race or ethnicity underrepresented in medicine

●	Chamberlain University announced a transition agreement to help recently displaced Stratford University nursing students continue their education and achieve their career ambitions
●
Adtalem’s FY 2019* combined cohort default rate remained well below combined cohort default rate for all schools nationally, including public and not-for-profit four-year sectors, which is representative of the quality of our programs and the employability of our graduates.

*Overall cohort default rates were impacted by the pandemic pause

Segment Highlights

Chamberlain

First quarter segment revenue was relatively flat compared with the prior year, at $135.4 million, and segment operating income increased 25.6% to $26.2 million primarily due to lower labor from  continued cost reduction initiatives. Adjusted EBITDA increased to $33.8 million or by 25.1% compared with the prior year.

Total student enrollment decreased 4.0% compared with the prior year, primarily attributable to COVID-related headwinds in Chamberlain’s post-licensure programs, partially offset by continued improvement in enrollment in pre-licensure programs.

Walden

Revenue in the first quarter increased to $130.9 million from $68.6 million in the prior year due to the timing of the Walden acquisition. Segment operating income was $1.8 million, and adjusted segment operating income was $23.4 million. Adjusted EBITDA was $27.9 million or 107.7% higher compared with the prior year, driven by the timing of the acquisition.

Total student enrollment decreased 9.2% compared with the prior year, which was primarily attributable to COVID-related headwinds in Walden’s post-licensure nursing programs and declines in the management and technology programs, while the social and behavioral science programs – on a relative basis – continued to perform well.

Medical and Veterinary

Revenue in the first quarter increased 4.1% to $88.3 million compared with the prior year. Segment operating income of $10.5 million decreased by 32.8% compared with the prior year. Adjusted segment operating income was $17.4 million, an increase of 10.8% compared with the prior year, driven primarily by the increase in revenue. Adjusted EBITDA increased to $21.9 million or by 9.4% compared with the prior year.

Total student enrollment increased 3.4% compared with the prior year, due to growth in new student enrollment and higher persistence.

Adtalem Outlook

Adtalem reaffirmed its guidance of fiscal year 2023 revenue to be within the range of $1,380 million and $1,450 million, and adjusted earnings per share to be within the range of $3.95 to $4.20.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2023 first quarter on Thursday, Nov. 3, 2022, at 4 p.m. CDT (5 p.m. EDT). The conference call will be led by Steve Beard, president and chief executive officer, and Bob Phelan, senior vice president and chief financial officer. For those participating by telephone, dial 877-407-6184 (United States) or +1 201-389-0877 (outside the United States) and request the “Adtalem Call” or use conference ID: 13732401. Adtalem will also broadcast the conference call live on the web at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Gef8ciIq.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a replay of the call until Dec. 3, 2022. To access the replay, dial 877-660-6853 (United States) or +1 201-612-7415 (outside the United States), conference ID: 13732401, or visit the Adtalem website at: https://investors.adtalem.com/overview/default.aspx.

About Adtalem Global Education
Adtalem Global Education (NYSE: ATGE) is a leading healthcare educator and provider of professional talent to the healthcare industry. With a dedicated focus on driving strong outcomes that increase workforce preparedness, Adtalem empowers a diverse learner population to achieve their goals and make inspiring contributions to their communities. Adtalem is the parent organization of American University of the Caribbean School of Medicine, Chamberlain University, Ross University School of Medicine, Ross University School of Veterinary Medicine and Walden University. Adtalem and its institutions have more than 10,000 employees and a network of more than 275,000 alumni. Adtalem was named one of America’s Most Responsible Companies 2021 by Newsweek, and one of America’s Best Employers for Diversity in 2021 and 2022 by Forbes. Follow Adtalem on Twitter @adtalemglobal, LinkedIn or visit Adtalem.com for more information.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, which includes statements regarding the future impacts of the COVID-19 pandemic, and the expected synergies from the Walden acquisition. Forward-looking statements can also be identified by words such as “future,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “will,” “would,” “could,” “can,” “continue,” “preliminary,” “range,” and similar terms. These forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those described in the statements. These risk and uncertainties include the risk factors described in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC. These forward-looking statements are based on information available to us as of the date any such statements are made, and we do not undertake any obligation to update any forward-looking statement, except as required by law.

	Q1 2023	Q1 2022	% Change
Adtalem Global Education Student Enrollments
Total students(1)	79,559	84,874	-6.3%

Chamberlain University
Total students	33,153	34,539	-4.0%

Walden University
Total students	40,772	44,886	-9.2%

Medical & Veterinary
Total students	5,634	5,449	3.4%

(1)	Represents total students attending sessions during each institution’s most recent enrollment period in Q1 FY 2023 and Q1 FY 2022

Adtalem Global Education Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands, except par value)

	September 30,	June 30,	September 30,
	2022	2022	2021
Assets:
Current assets:
Cash and cash equivalents	$327,515	$346,973	$323,994
Restricted cash	2,480	964	20,220
Accounts receivable, net	111,858	81,635	140,390
Prepaid expenses and other current assets	128,069	126,467	162,463
Current assets held for sale	—	—	62,725
Total current assets	569,922	556,039	709,792
Noncurrent assets:
Property and equipment, net	281,581	289,926	308,759
Operating lease assets	158,287	177,995	167,249
Deferred income taxes	49,318	51,093	61,654
Intangible assets, net	855,049	873,577	954,400
Goodwill	961,262	961,262	952,764
Other assets, net	120,630	119,283	113,819
Noncurrent assets held for sale	—	—	530,627
Total noncurrent assets	2,426,127	2,473,136	3,089,272
Total assets	$2,996,049	$3,029,175	$3,799,064

Liabilities and shareholders' equity:
Current liabilities:
Accounts payable	$64,407	$57,140	$99,691
Accrued payroll and benefits	55,034	66,642	57,463
Accrued liabilities	93,805	98,124	124,748
Deferred revenue	227,238	144,840	236,990
Current operating lease liabilities	50,065	50,781	55,925
Current portion of long-term debt	—	—	6,375
Current liabilities held for sale	—	—	55,038
Total current liabilities	490,549	417,527	636,230
Noncurrent liabilities:
Long-term debt	741,696	838,908	1,600,043
Long-term operating lease liabilities	164,840	177,045	164,172
Deferred income taxes	26,408	25,554	26,390
Other liabilities	62,517	65,074	72,688
Noncurrent liabilities held for sale	—	—	32,570
Total noncurrent liabilities	995,461	1,106,581	1,895,863
Total liabilities	1,486,010	1,524,108	2,532,093
Commitments and contingencies
Redeemable noncontrolling interest	—	—	1,790
Shareholders' equity:
Common stock, $0.01 par value per share, 200,000 shares authorized; 45,396, 45,177, and 49,753 shares outstanding as of September 30, 2022, June 30, 2022, and September 30, 2021, respectively	821	818	817
Additional paid-in capital	529,229	521,848	537,402
Retained earnings	2,325,002	2,322,810	1,947,101
Accumulated other comprehensive loss	(2,227)	(960)	(740)
Treasury stock, at cost, 36,703, 36,619, and 31,903 shares as of September 30, 2022, June 30, 2022, and September 30, 2021, respectively	(1,342,786)	(1,339,449)	(1,219,399)
Total shareholders' equity	1,510,039	1,505,067	1,265,181
Total liabilities and shareholders' equity	$2,996,049	$3,029,175	$3,799,064

Adtalem Global Education Inc.
Consolidated Statements of Income (Loss)
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2022	2021
Revenue	$354,559	$289,070
Operating cost and expense:
Cost of educational services	159,645	152,050
Student services and administrative expense	148,341	129,436
Restructuring expense	15,065	3,094
Business acquisition and integration expense	8,415	26,553
Total operating cost and expense	331,466	311,133
Operating income (loss)	23,093	(22,063)
Other income (expense):
Interest income	1,567	878
Interest expense	(17,760)	(47,393)
Net other expense	(16,193)	(46,515)
Income (loss) from continuing operations before income taxes	6,900	(68,578)
Provision for income taxes	(1,054)	(8,604)
Income (loss) from continuing operations	5,846	(77,182)
Discontinued operations:
Loss from discontinued operations before income taxes	(3,438)	(6,050)
Loss on disposal of discontinued operations before income taxes	(3,359)	—
Benefit from income taxes	3,143	25,228
(Loss) income from discontinued operations	(3,654)	19,178
Net income (loss)	$2,192	$(58,004)

Earnings (loss) per share:
Basic:
Continuing operations	$0.13	$(1.55)
Discontinued operations	$(0.08)	$0.39
Total basic earnings (loss) per share	$0.05	$(1.17)
Diluted:
Continuing operations	$0.13	$(1.55)
Discontinued operations	$(0.08)	$0.39
Total diluted earnings (loss) per share	$0.05	$(1.17)

Weighted-average shares outstanding:
Basic shares	45,274	49,663
Diluted shares	46,342	49,663

Adtalem Global Education Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2022	2021
Operating activities:
Net income (loss)	$2,192	$(58,004)
Loss (income) from discontinued operations	3,654	(19,178)
Income (loss) from continuing operations	5,846	(77,182)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	6,145	9,711
Amortization and impairments to operating lease assets	19,708	12,323
Depreciation	10,805	10,499
Amortization of intangible assets	18,528	16,451
Amortization and write-off of debt discount and issuance costs	4,227	17,858
Provision for bad debts	5,991	6,189
Deferred income taxes	2,629	(10,186)
Loss on disposals, accelerated depreciation, and impairments to property and equipment	3,483	282
Gain on extinguishment of debt	(71)	—
Changes in assets and liabilities:
Accounts receivable	(33,219)	(78,283)
Prepaid expenses and other current assets	(1,602)	(199)
Accounts payable	7,586	26,706
Accrued payroll and benefits	(11,593)	(21,231)
Accrued liabilities	(9,010)	(24,846)
Deferred revenue	82,398	157,225
Operating lease liabilities	(12,921)	(13,397)
Other assets and liabilities	(7,406)	(2,414)
Net cash provided by operating activities-continuing operations	91,524	29,506
Net cash (used in) provided by operating activities-discontinued operations	(130)	11,358
Net cash provided by operating activities	91,394	40,864
Investing activities:
Capital expenditures	(5,551)	(6,691)
Payment for purchase of business, net of cash and restricted cash acquired	—	(1,481,789)
Net cash used in investing activities-continuing operations	(5,551)	(1,488,480)
Net cash used in investing activities-discontinued operations	—	(633)
Payment for working capital adjustment for sale of business	(811)	—
Net cash used in investing activities	(6,362)	(1,489,113)
Financing activities:
Proceeds from exercise of stock options	1,241	7,685
Employee taxes paid on withholding shares	(3,486)	(2,228)
Proceeds from stock issued under Colleague Stock Purchase Plan	132	114
Proceeds from long-term debt	—	850,000
Repayments of long-term debt	(100,861)	(291,000)
Payment of debt discount and issuance costs	—	(49,553)
Net cash (used in) provided by financing activities	(102,974)	515,018
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(70)
Net decrease in cash, cash equivalents and restricted cash	(17,942)	(933,301)
Cash, cash equivalents and restricted cash at beginning of period	347,937	1,313,616
Cash, cash equivalents and restricted cash at end of period	329,995	380,315
Less: cash, cash equivalents and restricted cash of discontinued operations at end of period	—	36,101
Cash, cash equivalents and restricted cash of continuing operations at end of period	$329,995	$344,214
Non-cash investing and financing activities:
Accrued capital expenditures	$4,713	$6,576

Adtalem Global Education Inc.
Segment Information
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2022	2021	$	%
Revenue:
Chamberlain	$135,405	$135,639	$(234)	(0.2)%
Walden	130,901	68,617	62,284	90.8%
Medical and Veterinary	88,253	84,814	3,439	4.1%
Total consolidated revenue	$354,559	$289,070	$65,489	22.7%
Operating income (loss):
Chamberlain	$26,184	$20,855	$5,329	25.6%
Walden	1,783	(11,646)	13,429	NM
Medical and Veterinary	10,528	15,665	(5,137)	(32.8)%
Home Office and Other	(15,402)	(46,937)	31,535	67.2%
Total consolidated operating income (loss)	$23,093	$(22,063)	$45,156	NM

Non-GAAP Financial Measures and Reconciliations

We believe that certain non-GAAP financial measures provide investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations as seen through the eyes of management and are useful for period-over-period comparisons. We use these supplemental non-GAAP financial measures internally in our assessment of performance and budgeting process. However, these non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The following are non-GAAP financial measures used in the subsequent GAAP to non-GAAP reconciliation tables:

Adjusted net income (most comparable GAAP measure: net income (loss)) – Measure of Adtalem’s net income (loss) adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and net loss (income) from discontinued operations.

Adjusted earnings per share (most comparable GAAP measure: earnings (loss) per share) – Measure of Adtalem’s diluted earnings (loss) per share adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, intangible amortization expense, pre-acquisition interest expense, write-off of debt discount and issuance costs, gain on extinguishment of debt, and net loss (income) from discontinued operations.

Adjusted operating income (most comparable GAAP measure: operating income (loss)) – Measure of Adtalem’s operating income (loss) adjusted for deferred revenue adjustment, CEO transition costs, restructuring expense, business acquisition and integration expense, and intangible amortization expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion.

Adjusted EBITDA (most comparable GAAP measure: net income (loss)) – Measure of Adtalem’s net income (loss) adjusted for net loss (income) from discontinued operations, net other expense, provision for income taxes, depreciation and amortization, stock-based compensation, deferred revenue adjustment, CEO transition costs, restructuring expense, and business acquisition and integration expense. This measure is applied on a consolidated and segment basis, depending on the context of the discussion. Income taxes and net other expense is not recorded at the reportable segments, and therefore, the segment adjusted EBITDA reconciliations begin with operating income (loss).

Free cash flow (most comparable GAAP measure: net cash provided by operating activities-continuing operations) – Defined as net cash provided by operating activities-continuing operations less capital expenditures.

Net debt – Defined as long-term debt less cash and cash equivalents.

Net leverage – Defined as net debt divided by adjusted EBITDA.

A description of special items in our non-GAAP financial measures described above are as follows:
●	Deferred revenue adjustment related to a revenue purchase accounting adjustment to record Walden’s deferred revenue at fair value.
●	CEO transition costs related to acceleration of stock-based compensation expense.
●	Restructuring expense primarily related to plans to achieve synergies with the Walden acquisition and real estate consolidations at Walden, Medical and Veterinary, and Adtalem’s home office.
●	Business acquisition and integration expense include expenses related to the Walden acquisition and growth transformation initiatives.
●	Intangible amortization expense on acquired intangible assets.
●
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt related to financing arrangements in connection with the Walden acquisition and prepayment of debt.

●	Net loss (income) from discontinued operations includes the operations of ACAMS, Becker, OCL, and EduPristine, in addition to costs related to DeVry University.

Adtalem Global Education Inc.
Non-GAAP Operating Income by Segment
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2022	2021	$	%
Chamberlain:
Operating income (GAAP)	$26,184	$20,855	$5,329	25.6%
Restructuring expense	818	—	818
Adjusted operating income (non-GAAP)	$27,002	$20,855	$6,147	29.5%
Operating margin (GAAP)	19.3%	15.4%
Operating margin (non-GAAP)	19.9%	15.4%

Walden:
Operating income (loss) (GAAP)	$1,783	$(11,646)	$13,429	NM
Deferred revenue adjustment	—	6,207	(6,207)
Restructuring expense	3,080	—	3,080
Intangible amortization expense	18,528	16,451	2,077
Adjusted operating income (non-GAAP)	$23,391	$11,012	$12,379	112.4%
Operating margin (GAAP)	1.4%	(17.0)%
Operating margin (non-GAAP)	17.9%	16.0%

Medical and Veterinary:
Operating income (GAAP)	$10,528	$15,665	$(5,137)	(32.8)%
Restructuring expense	6,826	—	6,826
Adjusted operating income (non-GAAP)	$17,354	$15,665	$1,689	10.8%
Operating margin (GAAP)	11.9%	18.5%
Operating margin (non-GAAP)	19.7%	18.5%

Home Office and Other:
Operating loss (GAAP)	$(15,402)	$(46,937)	$31,535	67.2%
CEO transition costs	—	6,195	(6,195)
Restructuring expense	4,341	3,094	1,247
Business acquisition and integration expense	8,415	26,553	(18,138)
Adjusted operating loss (non-GAAP)	$(2,646)	$(11,095)	$8,449	76.2%

Adtalem Global Education:
Operating income (loss) (GAAP)	$23,093	$(22,063)	$45,156	NM
Deferred revenue adjustment	—	6,207	(6,207)
CEO transition costs	—	6,195	(6,195)
Restructuring expense	15,065	3,094	11,971
Business acquisition and integration expense	8,415	26,553	(18,138)
Intangible amortization expense	18,528	16,451	2,077
Adjusted operating income (non-GAAP)	$65,101	$36,437	$28,664	78.7%
Operating margin (GAAP)	6.5%	(7.6)%
Operating margin (non-GAAP)	18.4%	12.6%

Adtalem Global Education Inc.
Non-GAAP Adjusted EBITDA by Segment
(unaudited)
(in thousands)

	Three Months Ended
	September 30,
			Increase/(Decrease)
	2022	2021	$	%
Chamberlain:
Operating income (GAAP)	$26,184	$20,855	$5,329	25.6%
Restructuring expense	818	—	818
Depreciation	4,481	4,584	(103)
Stock-based compensation	2,274	1,547	727
Adjusted EBITDA (non-GAAP)	$33,757	$26,986	$6,771	25.1%
Adjusted EBITDA margin (non-GAAP)	24.9%	19.9%

Walden:
Operating income (loss) (GAAP)	$1,783	$(11,646)	$13,429	NM
Deferred revenue adjustment	—	6,207	(6,207)
Restructuring expense	3,080	—	3,080
Intangible amortization expense	18,528	16,451	2,077
Depreciation	2,595	1,712	883
Stock-based compensation	1,905	707	1,198
Adjusted EBITDA (non-GAAP)	$27,891	$13,431	$14,460	107.7%
Adjusted EBITDA margin (non-GAAP)	21.3%	19.6%

Medical and Veterinary:
Operating income (GAAP)	$10,528	$15,665	$(5,137)	(32.8)%
Restructuring expense	6,826	—	6,826
Depreciation	3,105	3,455	(350)
Stock-based compensation	1,475	928	547
Adjusted EBITDA (non-GAAP)	$21,934	$20,048	$1,886	9.4%
Adjusted EBITDA margin (non-GAAP)	24.9%	23.6%

Home Office and Other:
Operating loss (GAAP)	$(15,402)	$(46,937)	$31,535	67.2%
CEO transition costs	—	6,195	(6,195)
Restructuring expense	4,341	3,094	1,247
Business acquisition and integration expense	8,415	26,553	(18,138)
Depreciation	624	748	(124)
Stock-based compensation	491	334	157
Adjusted EBITDA (non-GAAP)	$(1,531)	$(10,013)	$8,482	84.7%

Adtalem Global Education:
Net income (loss) (GAAP)	$2,192	$(58,004)	$60,196	NM
Net loss (income) from discontinued operations	3,654	(19,178)	22,832
Net other expense	16,193	46,515	(30,322)
Provision for income taxes	1,054	8,604	(7,550)
Operating income (loss) (GAAP)	23,093	(22,063)	45,156
Depreciation and amortization	29,333	26,950	2,383
Stock-based compensation	6,145	3,516	2,629
Deferred revenue adjustment	—	6,207	(6,207)
CEO transition costs	—	6,195	(6,195)
Restructuring expense	15,065	3,094	11,971
Business acquisition and integration expense	8,415	26,553	(18,138)
Adjusted EBITDA (non-GAAP)	$82,051	$50,452	$31,599	62.6%
Adjusted EBITDA margin (non-GAAP)	23.1%	17.5%

Adtalem Global Education Inc.
Non-GAAP Earnings Disclosure
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	September 30,
	2022	2021
Net income (loss) (GAAP)	$2,192	$(58,004)
Deferred revenue adjustment	—	6,207
CEO transition costs	—	6,195
Restructuring expense	15,065	3,094
Business acquisition and integration expense	8,415	26,553
Intangible amortization expense	18,528	16,451
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt	2,824	31,634
Income tax impact on non-GAAP adjustments (1)	(9,673)	4,640
Net loss (income) from discontinued operations	3,654	(19,178)
Adjusted net income (non-GAAP)	$41,005	$17,592
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

	Three Months Ended
	September 30,
	2022	2021
Earnings (loss) per share, diluted (GAAP)	$0.05	$(1.17)
Effect on diluted earnings per share:
Deferred revenue adjustment	-	0.12
CEO transition costs	-	0.12
Restructuring expense	0.33	0.06
Business acquisition and integration expense	0.18	0.53
Intangible amortization expense	0.40	0.33
Pre-acquisition interest expense, write-off of debt discount and issuance costs, and gain on extinguishment of debt	0.06	0.63
Income tax impact on non-GAAP adjustments (1)	(0.21)	0.09
Net loss (income) from discontinued operations	0.08	(0.39)
Adjusted earnings per share, diluted (non-GAAP)	$0.88	$0.35
Diluted shares used in non-GAAP EPS calculation	46,342	50,222
Note: May not sum due to rounding.
(1) Represents the income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.

Adtalem Global Education Inc.
Non-GAAP Free Cash Flow Disclosure
(unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	FY23	FY22	FY23	FY22	FY22	FY22	FY22	FY21
	Q1	Q1	Q1	Q4	Q3	Q2	Q1	Q4
Net cash provided by operating activities- continuing operations (GAAP)	$91,524	$29,506	$225,843	$163,825	$101,481	$91,835	$124,742	$168,760
Capital expenditures	(5,551)	(6,691)	(29,914)	(31,054)	(33,539)	(34,949)	(34,256)	(39,881)
Free cash flow (non-GAAP)	$85,973	$22,815	$195,929	$132,771	$67,942	$56,886	$90,486	$128,879

Adtalem Global Education Inc.
Non-GAAP Outlook Disclosure
(unaudited)
(in thousands, except per share data)

Year Ended
June 30, 2023
Expected earnings per share, diluted (GAAP)	$2.05 to 2.30
Expected effects on diluted earnings per share:
Restructuring expense	0.33
Integration costs	0.18
Estimated purchase accounting adjustment - intangible amortization	1.32
Write-off of debt discount and issuance costs and gain on extinguishment of debt	0.06
Estimated incremental integration costs	0.56
Estimated income tax impact on non-GAAP adjustments(1)	(0.63)
Net loss from discontinued operations	0.08
Expected adjusted earnings per share, diluted (non-GAAP)(2)	$3.95 to 4.20
Diluted shares used in EPS calculation	46,342
(1) Represents the estimated income tax impact of non-GAAP continuing operations adjustments that is recognized in our GAAP financial statements.
(2) The outlook provided above does not reflect the potential impact of any business or asset acquisitions or dispositions that may occur during the remainder of fiscal year 2023. The expected effects on diluted earnings per share (“EPS”) of (1) the estimated purchase accounting adjustment – intangible amortization and (2) the estimated incremental integration costs are estimates related to the Walden University acquisition and growth transformation initiatives. The effects on diluted EPS of restructuring expense, integration costs, write-off of debt discount and issuance costs, gain on extinguishment of debt, and loss from discontinued operations includes the results realized through September 30, 2022. We are not able to further estimate certain special items for the full fiscal year. Additional charges to these special items, or additional special items not currently identified, which may occur during the remainder of fiscal year 2023, would impact the GAAP expected EPS provided above.

Adtalem Global Education Inc.
Non-GAAP Net Leverage Disclosure
(unaudited)
(in thousands)

	Twelve Months Ended
	September 30, 2022
Adtalem Global Education:
Net income (GAAP)	$377,901
Net income from discontinued operations		(324,700)
Net other expense	95,206
Benefit from income taxes		(22,787)
Depreciation and amortization	144,231
Stock-based compensation	19,045
Deferred revenue adjustment	2,354
Restructuring expense	37,599
Business acquisition and integration expense	35,060
Adjusted EBITDA (non-GAAP)	$363,909

	September 30, 2022
Long-term debt	$758,283
Less: Cash and cash equivalents		(327,515)
Net debt (non-GAAP)	$430,768

Net leverage (non-GAAP)	1.2	x